Exhibit 99.1

For Immediate Release	News Announcement

Cinemark USA, Inc. Announces Launch of $765 Million Senior Notes Offering

PLANO, Texas – June 1, 2021— Cinemark Holdings, Inc. (NYSE:CNK) announced today that its wholly-owned subsidiary, Cinemark USA, Inc. (“Cinemark USA”), plans to commence a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $765 million aggregate principal amount of senior notes due 2028 (the “Notes”).

The Notes will be guaranteed by certain of Cinemark USA’s subsidiaries that guarantee, assume or in any other manner become liable with respect to any of Cinemark USA’s or any guarantor’s other debt. The Notes and the guarantees will be Cinemark USA’s and the guarantors’ senior unsecured obligations and will rank equally in right of payment with Cinemark USA’s and the guarantors’ existing and future senior debt. Cinemark USA intends to use the net proceeds of the proposed Offering, together with cash on hand, to redeem all of Cinemark USA’s outstanding 4.875% Senior Notes due 2023 and to pay fees and expenses related to the Offering and the redemption. This press release does not constitute a redemption notice for any securities.

The Notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Cinemark:

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 523 theatres (325 U.S., 198 South and Central America) with 5,872 screens (4,436 U.S., 1,436 South and Central America) in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD—the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the movie-going experience.

Contact:

Chanda Brashears

SVP Investor Relations and Corporate Communications

(972) 665-1671

cbrashears@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and speak only as of the date hereof. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to the proposed offering, the anticipated use of proceeds, future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment, and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in, or incorporated by reference to, Cinemark Holdings’s Annual Report on Form 10-K filed February 26, 2021, as updated or supplemented by the information included in our subsequent filings. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. These forward-looking statements speak only as of the date hereof and we undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.